Exhibit 99.2

Confidential Investor Presentation 06.01.2026

Confidential Disclaimer 2 This presentation, the information contained herein and the materials accompanying it (this “presentation”) has been prepared solely for informational purposes supplied by or on behalf of, and constitutes confidential information of, B&G Foods, Inc. and its direct and indirect subsidiaries (“B&G Foods”, the “Company”, “us” or “we”) and is provided to you (the “Recipient”) on the condition that you agree to hold it in strict confidence and not photocopy, disseminate, reproduce, disclose, divulge, forward or distribute it directly or indirectly in whole or in part, to any person or entity. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each Recipient expressly agrees to treat this presentation and any information contained herein or accompanying it in a confidential manner. Each Recipient further agrees that the foregoing obligations shall apply to all other written or oral communications transmitted to the recipient by or on behalf of the Company, together with all memoranda, notes and other documents and analyses developed by the Recipient using any of the presentation, any information contained in or accompanying the presentation or all such communications (collectively, the “information”). The Recipient agrees that the information is for informational purposes only. The securities offered pursuant to the preliminary offering memorandum have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold within the United States, or to or for the account or benefit of U.S. persons, unless an exemption from the registration requirements of the Securities Act is available or they are otherwise sold pursuant to an effective registration statement filed with the Securities and Exchange Commission. This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities. Any offer or sale of such securities will only be made (i) to persons reasonably believed to be qualified institutional buyers (“QIBs”) and (ii) outside the United States in offshore transactions in accordance with Regulation S. Any purchaser of such securities in the United States, or to or for the account of U.S. persons, will be deemed to have made certain representations and acknowledgments, including, without limitation, that the purchaser is a QIB. The Company has prepared a preliminary offering memorandum for the proposed offering to which the information in this presentation relates. Before you invest, you should read the detailed information in that preliminary offering memorandum for more complete information about the Company and the offering. This presentation is intended for the recipient hereof and is for informational purposes only. By accepting this presentation, each recipient expressly agrees to treat this presentation and the information contained herein or accompanying it in a confidential manner and each recipient shall ensure that any person to whom it discloses any of this information complies with this paragraph. The preliminary offering memorandum modifies and supersedes in its entirety any information in this presentation or which has otherwise been previously provided. Barclays Capital Inc. and the several other initial purchasers with respect to the notes have not independently verified the information contained herein or any other information that has or will be provided to you. The information and opinions contained in this presentation (including forward-looking statements) are made as of this presentation unless otherwise stated herein. They are subject to change without notice and neither the Company nor any other person is under any obligation to update or keep current the information contained in this document and neither the Company nor any other person intends to update or otherwise revise such information or opinions (including any forward looking statements) to reflect the occurrence of future events or developments even if any of the assumptions, judgments and estimates on which the information contained herein is based proves to be incorrect, made in error or become outdated. No representation or warranty, express or implied, is made as to, and no reliance should be placed on, the fairness, accuracy, completeness or correctness of the information or opinions contained herein, and any reliance you place on them will be at your sole risk. The Company, its affiliates and advisors do not accept any liability whatsoever for any loss howsoever arising, directly or indirectly, from the use of this document or its contents, or otherwise arising in connection with this document. For more information, please refer to the information discussed in the preliminary offering memorandum under the captions entitled “Cautionary note regarding forward-looking information” and “Risk Factors.” This presentation does not constitute or form part of, and should not be construed as, an offer to sell or issue or the solicitation of an offer to buy or acquire securities of the Company, nor shall there be any sale of securities in any state or other jurisdiction to any person or entity to which it is unlawful to make such offer, solicitation or sale in such state or jurisdiction.

Confidential Forward-Looking Statements 3 The following presentation and the oral statements made from time to time by executive officers of B&G Foods may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and, as applicable, Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act). The words “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates,” “assumes,” “could,” “should,” “estimates,” “potential,” “seek,” “predict,” “may,” “will” or “plans” and similar references to future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by any forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following: our substantial leverage, which may impact our ability, among other things, to fund capital expenditures, working capital needs, dividend payments and acquisitions, and to obtain refinancing or additional financing; our ability to comply with the ratios or tests under our long-term debt agreements, including the maximum consolidated leverage ratio and minimum consolidated interest coverage ratio under our credit agreement, which may be affected not only by our operating performance but also by events beyond our control, including prevailing economic, financial and industry conditions, and changes in interest rates; the effects of international trade disputes, tariffs, quotas, and other import or export restrictions on our procurement, sales and operations (including U.S. tariffs imposed or threatened to be imposed on China, Canada and Mexico and other countries and retaliatory actions taken or threatened to be taken by such countries); the effects of rising costs for and/or decreases in the supply of commodities, ingredients, packaging, other raw materials, distribution and labor; crude oil prices and their impact on distribution, packaging and energy costs; our ability to successfully implement sales price increases and cost saving measures to offset any cost increases; intense competition, changes in consumer preferences, demand for our products and local economic and market conditions; our continued ability to promote brand equity successfully, to anticipate and respond to new consumer trends, to develop new products and markets, to broaden brand portfolios in order to compete effectively with lower priced products and in markets that are consolidating at the retail and manufacturing levels and to improve productivity; the ability of our company and our supply chain partners to continue to operate manufacturing facilities, distribution centers and other work locations without material disruption, and to procure ingredients, packaging and other raw materials when needed despite disruptions in the supply chain or labor shortages; the impact pandemics or disease outbreaks may have on our business, including among other things, our supply chain, our manufacturing operations, our workforce and customer and consumer demand for our products; our ability to recruit and retain senior management and a highly skilled and diverse workforce at our corporate offices, manufacturing facilities and other work locations despite a very tight labor market and changing employee expectations as to fair compensation, an inclusive and diverse workplace, flexible working and other matters; the risks associated with the possible expansion of our business through acquisitions or reduction in size through divestitures; our possible inability to successfully complete divestitures of non-core businesses, including the pending divestiture of our Green Giant and Le Sieur frozen and shelf-stable business in Canada, to sharpen our focus, improve our margins, reduce costs and reduce our long-term debt, and, if completed, our possible inability to achieve the expected margin improvements, cost savings and debt reduction; our possible inability to identify new acquisitions or to integrate recent or future acquisitions, or our failure to realize anticipated revenue enhancements, cost savings or other synergies from recent or future acquisitions; our ability to successfully complete the integration of recent or future acquisitions into our enterprise resource planning (ERP) system; tax reform and legislation, including the effects of the U.S. Tax Cuts and Jobs Act and the One Big Beautiful Bill Act, and any future tax reform or legislation; our ability to access the credit markets and our borrowing costs and credit ratings, which may be influenced by credit markets generally and the credit ratings of our competitors; unanticipated expenses, including, without limitation, litigation or legal settlement expenses; the effects of currency movements of the Canadian dollar and the Mexican peso as compared to the U.S. dollar; future impairments of our goodwill, other intangible assets, and tangible assets, such as property, plant, equipment or inventory, which impairments may be triggered if our operating results for any of our brands deteriorate at rates in excess of our current projections, our market capitalization declines or discount rates change, even if due to macroeconomic factors, or may be triggered by divestitures, if divestiture proceeds are less than the book value of the assets being divested; our ability to protect information systems against, or effectively respond to, a cybersecurity incident, other disruption or data leak; our ability to successfully implement our sustainability initiatives and achieve our sustainability goals, and changes to environmental laws and regulations; our ability to successfully adopt and utilize new technologies, such as artificial intelligence, including machine learning and generative artificial intelligence; other factors that affect the food industry generally, including: recalls if products become adulterated or misbranded, liability if product consumption causes injury, ingredient disclosure and labeling laws and regulations and the possibility that consumers could lose confidence in the safety and quality of certain food products; competitors’ pricing practices and promotional spending levels; fluctuations in the level of our customers’ inventories and credit and other business risks related to our customers operating in a challenging economic and competitive environment; and the risks associated with third-party suppliers and co-packers, including the risk that any failure by one or more of our third-party suppliers or co-packers to comply with food safety or other laws and regulations may disrupt our supply of raw materials or certain finished goods products or injure our reputation; and our ability to complete the transactions described in this presentation. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1 A, “Risk Factors” in our Annual Report on Form 10-K for fiscal 2025 filed on March 3, 2026 and in B&G Foods’ subsequent reports on Forms 10-Q and 8-K. You are cautioned not to place undue reliance on any such forward looking statements, which speak only as of the date they are made. B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Unaudited Confidential Financial Information 4 This presentation includes “non-GAAP (Generally Accepted Accounting Principles) financial measures.” “base business net sales” (which we define as net sales without the impact of acquisitions until the acquisitions are included in both comparable periods and without the impact of discontinued or divested brands), “EBITDA” (which we define as net income before net interest expense , income taxes, depreciation and amortization), “adjusted EBITDA” (which we define as EBITDA, further adjusted for cash and non cash acquisition / divestiture related expenses, gains and losses (which may include third-party fees and expenses, integration, restructuring and consolidation expenses, amortization of acquired inventory fair value step up, and gains and losses on the sale of certain assets), gains and losses on extinguishment of debt, impairment of assets held for sale, and non-recurring expenses, gains and losses), ‘”covenant adjusted EBITDA” (which we define as adjusted EBITDA before share-based compensation expense and extraordinary tariffs and adjusted for the pro forma impact of acquisitions and divestitures), and “adjusted gross profit” (which we define as gross profit adjusted for acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold”) are “non GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (GAAP) in B&G Foods’ consolidated balance sheets and related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. The Company's non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. Additional information regarding these non-GAAP financial measures, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures, is included elsewhere herein and in B&G Foods’ Quarterly Report on Form 10-Q for the quarter ended April 4, 2026 filed or to be filed with the SEC on or about May 12, 2026, and Annual Report on Form 10-K for fiscal 2025 filed with the SEC on March 3, 2026. In addition, we have included in this presentation unaudited financial information for the twelve months ended April 4, 2026, which has been calculated by adding the financial information for the thirteen weeks ended April 4, 2026 to the financial information for the fiscal year ended January 3, 2026 and subtracting the financial information for the thirteen weeks ended March 29, 2025. The unaudited financial information for the twelve months ended April 4, 2026 has been prepared solely for the purpose of this presentation, is for illustrative purposes only and is not necessarily indicative of our results of operations for any future period or our financial condition at any future date.

Confidential Transaction Overview

6 Confidential Summary Overview 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and extraordinary tariffs and adjusts for recently completed acquisitions and divestitures. Adj. EBITDA and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 22 and 23 for further detail. Company Overview ► B&G Foods manufactures, sells and distributes a diverse portfolio of branded, high quality, shelf stable and frozen food and household products across the United States, Canada and Puerto Rico ► B&G Foods has organized itself into four business units to better manage its portfolio of more than fifty brands: Spices & Flavor Solutions, Meals, Specialty and Frozen & Vegetables ► For the LTM period ended April 4, 2026, B&G Foods generated Net Sales of $1.8 billion and Covenant Adjusted EBITDA of $323 million(1) ► As of Q1 FY2026, Total Net Leverage is 6.1x, based on LTM Q1 FY2026 Covenant Adjusted EBITDA of $323 million(1) Recent Business Updates ► On March 2, 2026, B&G Foods completed the divestiture of its Green Giant U.S. frozen business to Seneca Foods Corporation ▪ The divestiture represents another milestone in B&G Foods’ efforts to divest brands and product lines that are non-core to the Company’s long-term strategy ► On October 24, 2025, the Company entered into an agreement to sell the Green Giant and Le Sieur frozen and shelf-stable vegetable product lines in Canada to Nortera Foods, which subject to regulatory approval in Canada and customary closing conditions, is expected to close in Q2 or Q3 FY2026 ► On March 19, 2026, B&G Foods completed the acquisition of the broth and stock business of Del Monte Foods, including the College Inn and Kitchen Basics brands, for approximately $110 million in cash ▪ The acquisition is consistent with the Company’s longstanding acquisition strategy of targeting well-established brands with defensible market positions and strong cash flow at reasonable purchase price multiples ► On May 11, 2026, B&G Foods’ board of directors reduced the intended dividend rate for the Company’s common stock from $0.76 per share per annum to $0.38 per share per annum ▪ Based upon the share count as of April 30, 2026, the 50% reduction in dividend rate is expected to reduce annual dividend payments by approximately $30.8 million, which B&G Foods primarily plans to use to reduce long-term debt Transaction Overview ► B&G Foods proposes to issue $475 million of New Senior Unsecured Notes due 2031 to refinance a portion of existing Senior Unsecured Notes due 2027 ▪ Additional proceeds required to fully redeem the remaining outstanding Senior Notes and service transaction-related fees & expenses will be funded by cash on hand and revolver draw ► As adjusted for this offering and use of proceeds therefrom, Secured Net Leverage will be 4.6x and Total Net Leverage will be 6.1x(1) ► Corporate ratings have been assigned at B3 / B- from Moody’s and S&P, with the unsecured notes rated Caa2 / CCC ► Pricing and allocation is expected to take place on Wednesday, June 3, with closing thereafter (T+5) 6

Confidential

As Adjusted Capitalization

Sources & Uses

Sources of Funds	Amount
New Senior Notes	$475
Cash from Balance Sheet	26
Draw on Revolving Credit Facility	15
Total Sources	**$516**

Uses of Funds	Amount
Redeem 5.25% Senior Notes due 2027[1]	509
Est. Fees & Expenses[2]	7
Total Uses	**$516**

As Adjusted Capitalization

	As of 4/4/2026	Adj.	As Adjusted 4/4/2026
Cash & Equivalents	$65	*(26)*	$39
Revolving Credit Facility due 2028	270	*15*	285
Term Loan B due 2029	443	--	443
8.00% Secured Notes due 2028	799	--	799
Total Secured Debt	**$1,513**		**$1,528**
Net Secured Debt	**$1,448**		**$1,489**
5.25% Senior Notes due 2027	509	*(509)*	--
New Senior Notes due 2031	--	*475*	475
Total Debt	**$2,022**		**$2,003**
Net Debt	**$1,957**		**$1,964**
Operating Metrics			
Covenant Adj. EBITDA[3]	$323	--	$323
Credit & Coverage Statistics			
Secured Debt / Covenant Adj. EBITDA	4.7x	*0.0x*	4.7x
Net Secured Debt / Covenant Adj. EBITDA	4.5x	*0.1x*	4.6x
Total Debt / Covenant Adj. EBITDA	6.3x	*(0.1x)*	6.2x
Net Debt / Covenant Adj. EBITDA	6.1x	*0.0x*	6.1x

Note: Dollars in millions.
1. *Excludes accrued and unpaid interest thereon.*
2. *Actual transaction fees and expenses could be greater or less than the amount anticipated.*
3. *All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and extraordinary tariffs and adjusts for recently completed acquisitions and divestitures. Adjusted EBITDA and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 22 and 23 for further detail.*

7

B&G Foods, Inc.

8 Confidential Summary Terms – Senior Unsecured Notes 8 Issuer: B&G Foods, Inc. (the “Issuer”) Description: $475 million Senior Notes due 2031 Maturity: 5 years (2031) Use of Proceeds: Net proceeds, together with draws of the revolver facility and cash on balance sheet, to refinance all outstanding existing Senior Unsecured Notes due 2027 in full and pay transaction-related fees and expenses Security: None Guarantees: Jointly and severally guaranteed on a senior unsecured basis by each existing and future domestic restricted subsidiary, subject to certain exceptions Ranking: Pari passu to all our senior indebtedness but effectively junior in right of payment to all of our and the guarantors’ secured indebtedness, including the Revolving Credit Facility, Term Loan B and Senior Secured Notes due 2028, to the extent of the value of the assets pledged to secure those obligations Optional Prepayments: Non-callable for the first 2 years; T+50 make-whole during the non-call period; first call price par + 50% of coupon Equity Clawback: During the non-call period, can redeem up to 40% of the principal with certain equity proceeds at par + the coupon Change of Control: 101% change of control put Negative Covenants: Substantially similar to existing Senior Unsecured Notes with key modifications for: ► Credit Facilities Basket modified to the greater of (x) $1,400 million and (y) any additional amount up to Consolidated Secured Net Leverage Ratio (1) of 4.25x ► Modifications to Available Amount: ► Starter Basket reduced to $100 million ► Lookback periods reset to April 5, 2026 ► Access to the builder basket conditioned on meeting 6.50x Total Net Leverage Ratio (1) (in addition to 1.6x FCCR) ► Restricted Payment General Basket reduced to the greater of $25 mm and 0.8% of Total Assets Other Protections: ► Added prohibitions on the transfer of material IP to unrestricted subsidiaries (“J. Crew” protections) ► Additional protections against contractually subordinating noteholders (requiring consent of each holder) (“Serta” protections) to complement existing anti-layering covenant Registration Rights: None; 144A / Reg S 1. Ratio will be determined with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

9 Confidential Timeline 9 U.S. Bank Holiday Key Transaction Date Timing Event Monday, June 1 • Launch Transaction Wednesday, June 3 • Price and Allocate Senior Notes Thereafter • Close & Fund Transaction (T+5) June 2026 Sun Mon Tue Wed Thu Fri Sat 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30

10 Confidential Company Highlights

11 Confidential • Acquire and operate established food brands and maintain relevancy with today’s consumer • Proven cash flow driven M&A at accretive multiples • Target moderate top line growth across portfolio • Strong focus on cash flow generation and working capital efficiency • Maintain high quality products, strong customer service and sales support • Enduring commitment to reduce leverage • Effectively manage the portfolio to provide a comprehensive product offering and optimize distribution Key Investment Highlights 11

12 Confidential We Have Assembled a Portfolio of More than 50 Brands 12 1996 1997 1998 1999 2000 2003 2004 2006 2007 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2023 2025 2026 March Acquisition November Acquisition February Acquisition January IPO October Acquisition August License June Acquisition February Acquisition July Acquisition June Acquisition December Acquisition May Acquisition July Acquisition October Acquisition November License February Acquisition April Acquisition May Acquisition October License August Transfer to NYSE May Acquisition November Acquisition July November December Acquisition December November U.S. Shelf Stable 1. Emeril’s® is a registered trademark of Marquee Brands used under license. The Emeril’s license agreement expired at the end of fiscal 2023 and B&G Foods is exiting the Emeril’s brand. B&G Foods is continuing to co-manufacture certain Emeril’s products for the new licensee on an interim basis. 2. Crock-Pot® is a registered trademark of Sunbeam Products, Inc. used under license. 3. Skinnygirl is a trademark of SG Marks, LLC used under license. 4. Weber® is a registered trademark of Weber-Stephen Products LLC used under license. 5. B&G Foods discontinued the SnackWell’s brand in fiscal 2022. (1) (2) (3) (4) Divestiture January (5) Divestiture May August U.S. Shelf Stable Canada Canada Acquisition March Divestiture Expected to Close Q2 2026 U.S. Frozen Divestiture March Acquisition July Divestiture October

13 Confidential Meals 25% Specialty 35% Frozen & Vegetables 19% Spices & Flavor Solutions 22% Q1 2026 LTM Net Sales by Business Unit Canada We Operate Four Business Units to Better Manage Our Portfolio 13 Note: Brands shown represent select subset of entire B&G portfolio. 1. For Q1 2026 LTM, net sales includes only two weeks of net sales for College Inn and Kitchen Basics, which were acquired in mid-March 2026. 2. For Q1 2026 LTM, also includes Green Giant U.S. frozen and Le Sieur U.S. which were divested in March 2026 and August 2025, respectively. 3. Following the sale of B&G Foods’ Green Giant U.S. frozen business in March 2026, B&G Foods’ frozen vegetable manufacturing operations in Mexico co-manufactures certain frozen vegetables products for the company that acquired the Green Giant U.S. frozen business. Canada (2) Also includes frozen vegetable manufacturing operations in Mexico(3) (1) ▪ We report financials for each of our four business units – Meals, Specialty, Spices & Flavor Solutions, and Frozen & Vegetables – a categorization process we began in 2022 to clarify the portfolio focus and future platforms for acquisitions ▪ Our Business Unit leadership teams are empowered to manage the P&L, leading to better and faster decision making, and driving accountability throughout the organization. Business Unit leadership has been tasked with driving improved margins, better managing supply and demand, and building stronger growth plans

14 Confidential $100+ Million $50-$99 Million <$50 Million A Portfolio of Large, Established & Defensible Niche Brands 14 plus Spices + Seasonings accounted for ~78% or $1.6 billion of FY2023 net sales 7 BRANDS $400+ Million $100-$399 Million $50-$99 Million <$50 Million ANNUAL NET SALES BY BRAND LTM Net Sales by Brand

15 Confidential M&A Update 15 • College Inn is the #2 broths brand in the Northeast by sales • Kitchen Basics is the #2 stocks brand nationally by sales • Broths and stocks are attractive and growing categories • Compliment interest in the fresh perimeter of store and high protein health trends • College Inn and Kitchen Basics have attractive margins and strong cash flow profiles • The business was acquired at an attractive purchase multiple College Inn and Kitchen Basics Acquisition Completed in Q1 2026 Key Acquisition Highlights

16 Confidential Business Update

17 Confidential M&A and Financial Policy Update 17 Divestitures Divestiture of Green Giant U.S. Frozen (March 2026) • B&G Foods sold the Green Giant U.S. frozen vegetable business to Seneca Foods Corporation on March 2, 2026, for approximately ~$61.5 million • B&G Foods retained its manufacturing facility in Irapuato, Mexico, and entered into a co-manufacturing agreement with Seneca Foods • Under the agreement, B&G Foods will continue producing select Green Giant U.S. frozen products for Seneca Foods • The arrangement allows B&G Foods to maintain utilization at the Mexico facility while exiting ownership of the capital-intensive frozen brand Divestiture of Le Sueur U.S. (August 2025) • B&G Foods completed the sale of the Le Sueur U.S. shelf-stable brand to McCall Farms, Inc. on August 1, 2025, for ~$59 million Divestiture of Don Pepino and Sclafani (May 2025) • B&G Foods completed the sale of the Don Pepino and Sclafani brands to Violet Foods on May 23, 2025, for ~$10.5 million Divestiture of Green Giant and Le Sieur Canada (Pending) • B&G Foods has agreed to sell Green Giant and Le Sieur Canada to Nortera Foods Inc. • The sale agreement was signed in October 2025 and is expected to close in the second quarter of 2026, subject to regulatory approval in Canada and customary closing conditions • The purchase price is based on inventory value plus $5.0 million • The purchase price would have been ~$60 million on September 27, 2025 and will increase or decrease based on changes in inventory prior to closing These divestitures reflect B&G Foods’ strategy to exit low margin, “heavy seasonal pack” businesses that require significant working capital and highly seasonal production schedules. As a result, the company expects to benefit from improved adjusted EBITDA, adjusted EBITDA margins, inventory consolidation, reduced working capital requirements and improved excess cash Acquisition of College Inn and Kitchen Basics (March 2026) • On March 19, 2026, B&G Foods acquired the College Inn and Kitchen Basics broth and stock brands from Del Monte Foods for ~$110 million in cash • The acquisition is consistent with the Company’s longstanding acquisition strategy of targeting well-established brands with defensible market positions and strong cash flow at reasonable purchase price multiples Acquisitions 50% Reduction in Dividend Rate (May 2026) • On May 11, 2026, B&G Foods’ board of directors reduced the intended dividend rate for the Company’s common stock from $0.76 per share per annum to $0.38 per share per annum • Based upon the share count as of April 30, 2026, the 50% reduction in dividend rate is expected to reduce annual dividend payments by approximately $30.8 million, which B&G Foods primarily plans to use to reduce long-term debt Financial Policy

18 Confidential Q1’2026 vs. Q1’2025 Performance 18 • Base business net sales for the first quarter of 2026 increased $9.9 million, or 2.8% to $365.1 million as compared to $355.2 million for the first quarter of 2025 ‒ The increase in base business net sales was driven by an increase in volume that contributed $6.6 million (or 1.9%), an increase in net pricing and the impact of product mix of $1.6 million (or 0.5%), and the positive impact of foreign currency of $1.7 million (or 0.5%) • Adjusted EBITDA of $57.6 million, or 14.1% of net sales in the first quarter of 2026, compared to $59.1 million or 13.9% in the first quarter of 2025 1. Base Business Net Sales, Adj. Gross Profit, Adj. EBITDA and Adj. EBITDA less Capex are non-GAAP financial measures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 22 and 23 for further detail. $48.8 $52.8 82.4% 91.6% Q1 2025 Q1 2026 $355.2 $365.1 Q1 2025 Q1 2026 Adj. EBITDA less Capex Adj. EBITDA (1) (1) ($ in millions) ($ in millions) ($ in millions) ($ in millions) $90.6 $84.6 21.3% 20.7% Q1 2025 Q1 2026 % Margin % Margin Adj. EBITDA less CapEx / Adj. EBITDA Base Business Net Sales (1) Adj. Gross Profit (1) $59.1 $57.6 13.9% 14.1% Q1 2025 Q1 2026

19 Confidential Demonstrated Commitment to Debt Reduction 19 • B&G Foods continues to be committed towards using asset sale proceeds towards deleveraging • All proceeds from the sale of Green Giant Canada (expected to close Q2 2026) are expected to be used to reduce long-term debt • Proceeds from the sale of Green Giant U.S. frozen were used for the College Inn and Kitchen Basics acquisition – collectively, the divestiture and acquisition had a positive impact on Covenant Adjusted EBITDA and reduced adjusted Net Leverage by approximately 0.5x(1) • Nearly all of the proceeds from the sales of Back to Nature and the Green Giant shelf stable in 2023 were used towards debt repayment Asset Sale Proceeds • B&G Foods has made more than $225 million of prepayments to its Term Loan B since year end 2022 with funds from asset sales and cash from operations Term Loan B Prepayment • On May 11, 2026, B&G Foods’ board of directors reduced the intended dividend rate for the Company’s common stock from $0.76 per share per annum to $0.38 per share per annum • Based upon the share count as of April 30, 2026, the 50% reduction in dividend rate is expected to reduce annual dividend payments by approximately $30.8 million, which B&G Foods primarily plans to use to service long-term debt Dividend Policy • During fiscal year 2023, B&G Foods generated approximately $73.8 million of net proceeds from an At-The-Market (ATM) Equity Offering Program, which were deployed in part to repurchase $20.2 million aggregate principal amount of the 5.25% Senior Notes due 2025 • During fiscal year 2022, B&G Foods generated approximately $65 million of net proceeds from its ATM Equity Offering Program, which were deployed in part to repay revolving credit facility loans Equity Issuances Since the end of Fiscal Year 2022 through the first quarter of 2026, B&G Foods has reduced Net Debt by approximately $400 million 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and extraordinary tariffs and adjusts for recently completed acquisitions and divestitures. Adjusted EBITDA and Covenant Adj. EBITDA are non-GAAP financial measures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 22 and 23 for further detail.

20 Confidential Capitalization & Statistics 20 Note: Adj. EBITDA, Adj. EBITDA before SBC and Extraordinary Tariffs, and Covenant Adj. EBITDA are non-GAAP financial measures. 1. All ratios are based on Covenant Adj. EBITDA, which reflects Adj. EBITDA before share-based compensation and extraordinary tariffs and adjusts for acquisitions and divestitures. Please refer to p. 4 and to the non-GAAP reconciliation schedules on p. 22 and 23 for further detail. ($ in millions) FY FY FY FY Q1 2022 2023 2024 2025 2026 Revolving Credit Facility $ 282.5 $ 170.0 $ 245.0 $ 215.0 $ 270.0 Term Loan B due 2029 671.6 528.6 450.0 444.4 443.3 Secured Notes due 2028 -- 550.0 799.3 799.3 799.3 5.25% Senior Notes due 2025 900.0 265.4 -- -- -- 5.25% Senior Notes due 2027 550.0 550.0 550.0 509.3 509.3 Total Debt $ 2,404.1 $ 2,064.0 $ 2,044.3 $ 1,968.0 $ 2,021.9 Cash (45.4) (41.1) (50.6) (56.3) (64.5) Net Debt $ 2,358.7 $ 2,022.9 $ 1,993.7 $ 1,911.7 $ 1,957.3 Secured Net Debt / Covenant Adjusted EBITDA (1) 2.94x 3.77x 4.75x 4.82x 4.49x Net Debt / Covenant Adjusted EBITDA (1) 7.62x 6.32x 6.56x 6.57x 6.07x Adj. EBITDA $ 301.0 $ 318.0 $ 295.4 $ 272.2 $ 270.7 Adj. EBITDA before SBC and Extraordinary Tariffs 304.9 325.2 304.1 292.7 290.9 Covenant Adjusted EBITDA (1) 309.6 320.2 304.1 291.0 322.6

21 Confidential Historical Financial Performance 21 1. Adj, Gross Profit, Adj. EBITDA, Adj. EBIT and Adj. EBITDA less Capex are non-GAAP financial measures. ($ in millions) LTM 2023 2024 2025 Q1 2026 Net Sales $2,062 $1,932 $1,829 $1,812 % Growth (4.7%) (6.3%) (5.4%) Adj. Gross Profit $458 $428 $402 $396 % Margin 22.2% 22.1% 22.0% 21.9% Adj. EBITDA (1) $318 $295 $272 $271 % Margin 15.4% 15.3% 14.9% 14.9% Depreciation and Amortization $70 $69 $66 $64 % of Net Sales 3.4% 3.6% 3.6% 3.6% Adj. EBIT $248 $227 $206 $206 % Margin 12.0% 11.7% 11.3% 11.4% Net Cash Provided by Operating Activities $248 $131 $101 $72 Capex $26 $27 $31 $25 % of Net Sales 1.2% 1.4% 1.7% 1.4% Adj. EBITDA less Capex (1) $292 $268 $242 $246 % of net sales 14.2% 13.9% 13.2% 13.6%

Non-GAAP Reconciliations –
Net Income to EBITDA, Adj. EBITDA & Covenant Adj. EBITDA

Confidential

($ in millions)	2023	2024	2025	LTM Q1 2026
Net Income	($66)	($251)	($43)	($77)
Income Tax Expense (Benefit)	(1)	(79)	(4)	(16)
Interest Expense, Net	151	157	150	148
Depreciation and Amortization	70	69	66	64
EBITDA	**$154**	**($104)**	**$168**	**$120**
Acquisition / Divestiture-Related and Non-Recurring Expenses	6	9	15	23
Impairment of Goodwill	-	71	-	-
Impairment of Intangible Assets	21	320	61	61
Gain (Loss) on Sale of Assets	138	0	(3)	33
Impairment of PP&E	-	0	3	0
Impairment of Assets Held for Sale	-	-	29	29
Loss on sales and disposals of property, plant and equipment	-	-	-	5
Adj. EBITDA	**$318**	**$295**	**$272**	**$271**
Share-Based Compensation (SBC)	7	9	12 (1)	11 (1)
Extraordinary Tariffs	-	-	7	7
Adj. EBITDA before SBC and Extraordinary Tariffs	**$325**	**$304**	**$291**	**$289**
Impact of Acquisitions / Divestitures (2)	(5)	-	(0)	33
Covenant Adjusted EBITDA	**$320**	**$304**	**$291**	**$323**

1. *Adjustments for 2025 and LTM Q1 2026 share-based compensation exclude certain one-time share-based compensation charges already included as non-recurring expenses within "Acquisition / Divestiture-Related and Non-Recurring Expenses."*
2. *LTM Q1 2026 primarily reflects the impact of the disposition of Green Giant U.S. frozen, the new Green Giant U.S. frozen co-manufacturing agreement that B&G Foods entered into with the acquirer of the Green Giant U.S. frozen business, and the impact of the College Inn and Kitchen Basics acquisition.*

22

B&G Foods, Inc.

23 Confidential 23 1. Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold primarily include acquisition, integration and divestiture-related expenses for prior and potential future acquisitions and divestitures, and non-recurring expenses. Non-GAAP Reconciliations – Gross Profit to Adjusted Gross Profit ($ in millions) LTM 2023 2024 2025 Q1 2026 Gross Profit $456 $422 $399 $389 Acquisition/divestiture-related expenses and non-recurring expenses included in cost of goods sold (1) 1 6 4 8 Adj. Gross Profit $458 $428 $402 $396

24 Confidential Appendix

25 Confidential Organizational Chart 25 Key: Borrower Guarantors Non-Guarantors • $430 million Revolving Credit Facility due 2028(1) • $443 million Term Loan B due 2029 • $799 million Secured Notes due 2028 • NEW $475 million Senior Notes due 2031 B&G Foods North America, Inc. Operating Company Domestic Subsidiaries International Subsidiaries B&G Foods, Inc. Holding Company As adjusted as of April 4, 2026, to give effect to the proposed offering and use of proceeds therefrom 1. As of April 4, 2026, $270.0 million of revolving credit loans were outstanding and the available borrowing capacity under the revolving credit facility, net of outstanding letters of credit of $19.9 million, was $140.1 million.